UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2013

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On March 24, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors of Diamond Foods, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountant.

Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended July 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s report on the Company’s consolidated financial statements for the fiscal years ended July 31, 2011 and 2010 was modified to include an explanatory paragraph relating to the restatement of the Company’s consolidated financial statements. Deloitte’s reports on the audits of the Company’s internal control over financial reporting as of July 31, 2012 and 2011 expressed an adverse opinion on the Company’s internal control over financial reporting due to material weaknesses.

During the fiscal years ended July 31, 2012 and July 31, 2011, and through March 24, 2013, (i) there have been no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that in its reports on the audits of the Company’s internal control over financial reporting as of July 31, 2012 and 2011, Deloitte expressed an adverse opinion on the Company’s internal control over financial reporting due to material weaknesses. In connection with the existence of material weaknesses in internal control over financial reporting, and as a result of information gathered during the Audit Committee investigation, Deloitte informed the Audit Committee that Deloitte would no longer rely on representations of certain individuals employed by the Company in the conduct of Deloitte’s audits or interim reviews. As set forth in the Company’s periodic reports, the Company identified remediation steps to address the material weaknesses in internal control over financial reporting. The Company has given Deloitte permission to respond fully to the inquiries of the successor accountant concerning these reportable events. The Company has provided Deloitte with a copy of this Form 8-K and requested that Deloitte provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the statements related to them made by the Company in this report. A copy of Deloitte’s letter, dated March 28, 2013, is attached as Exhibit 16.1 to this report.

(b) Newly Appointed Independent Registered Public Accountant

On March 24, 2013, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending July 31, 2013. During the fiscal years ended July 31, 2011 and July 31, 2012 and through March 24, 2013, neither the Company, nor anyone on its behalf, consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission, dated as of March 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: March 28, 2013	By:	/s/ Michael Murphy
		Name:	Michael Murphy
		Title:	Interim Chief Financial Officer

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